UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2014

CONNECTONE BANCORP, INC.

(Exact name of Company as specified in its charter)

New Jersey	000-11486	52-1273725
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No

301 Sylvan Avenue
Englewood Cliffs, New Jersey		07632
(Address of principal executive offices)		(Zip Code)

Company’s telephone number, including area code (201) 816-8900

CENTER BANCORP, INC.

      2455 Morris Avenue, Union New Jersey 07083

(Former name or former address, if changed since last report.)

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

On July 2, 2014, ConnectOne Bancorp, Inc. (formerly, Center Bancorp, Inc.) (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with the selling stockholders named therein (collectively, the “Selling Shareholders”) and Keefe, Bruyette & Woods, Inc., as underwriter (the “Underwriter”) relating to the underwritten public offering and sale of 2,365,000 shares of the Company’s common stock, no par value per share (the “Shares”) referenced in the Company’s Form 8-K filed with the SEC on July 2, 2014.

From time to time, the Underwriter and/or its respective affiliates have directly and indirectly engaged, or may engage, in various financial advisory, investment banking and commercial banking services for the Company and its affiliates, for which they received, or may receive, customary compensation, fees and expense reimbursement.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company and the Selling Shareholders, customary conditions to closing, indemnification obligations of the Company, the Selling Shareholders and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. Subject to certain exceptions, the Selling Shareholders have also agreed not to sell or transfer any shares of common stock of the Company for a period of 90 days after July 2, 2014 without first obtaining the consent of the Underwriter.

The above description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 1.1	Underwriting Agreement, dated July 2, 2014, among ConnectOne Bancorp, Inc., the selling shareholders named in Schedule I thereto and Keefe, Bruyette & Woods, Inc., as underwriter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 7, 2014	CONNECTONE BANCORP, INC.
Registrant

	By:	/s/ William S. Burns
William S. Burns
Executive Vice President/
Chief Financial Officer